LEASE AGREEMENT

                                 BY AND BETWEEN




                           611 Industrial Way, L.L.C.


                                       AND




                                Logimetrics, Inc.







Dated: November 30, 1998

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          THIS LEASE, made the 30th day of November, 1998 between 611 Industrial
Way, L.L.C. with an office at c/o G. Shulman, 465 Lewellen Circle, Englewood, New Jersey 07631 (hereinafter called "Lessor") and Logimetrics, Inc., a Delaware corporation, whose address is 50 Orville Drive, Bohemia, New York 11716 (hereinafter called "Lessee").

                                 REFERENCE PAGE


                     BASIC LEASE PROVISIONS AND DEFINITIONS

          In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

     . Additional Rent shall mean all sums in addition to Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

     .    Broker shall mean: Marketing Associates Corporate Realty, Inc.

     .    Building shall mean: 611 Industrial Way West, Eatontown, New Jersey.

     . Commencement Date is January 1, 1999 and shall for purposes hereof be subject to Paragraph 42 hereof.

     . Demised Premises or Premises: Approximately 36,500 rentable square feet of space as shown on "Exhibit A" attached hereto.

     .    Basic Rent shall mean the minimum amount payable as follows:

                  A.       First Lease Year:

                           (i)      Yearly Rate:              $182,750.00
                           (ii)     Monthly Installment:      $ 15,229.17

                  B.       Second Lease Year:

                           (i)      Yearly Rate:              $184,000.00
                           (ii)     Monthly Installment:      $ 15,333.33

                  C.       Third Lease Year:

                           (i)      Yearly Rate:              $203,750.00
                           (Ii)     Monthly Installment:      $ 16,979.17

                  D.       Fourth and Fifth Lease Year:

                           (i)      Yearly Rate:              $230,750.00
                           (ii)     Monthly Installment:      $ 19,229.17


     .    Permitted  Use  shall  be  manufacture   and  assembly  of  electronic
          components and office and administrative use only.

     .    Security Deposit shall be $24,125.

     .    Term shall mean five (5) years from the Commencement Date.

     . Termination Date shall be the day before the fifth (5th) anniversary of the Commencement Date unless extended as provided herein.

     . Building Area shall mean the Building and surrounding land and improvements.

     . Lessee's Percentage: 26.98% subject to adjustment as set forth in Paragraph 41A.

          For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

     . DESCRIPTION. Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Demised Premises as defined on the Reference Page (hereinafter called "Demised Premises" or "Premises") as shown on the plan or plans, initialed by the parties hereto, marked "Exhibit A" attached hereto and made part of this Lease in the Building as defined on the Reference Page which is situated on that certain parcel of land (hereinafter called "Building Area") as described on the Reference Page, together with the right to use the Building Area in common with other lessees of the Building, their invitees, customers and employees.

     . TERM. The Premises are leased for the Term to commence on the Commencement Date and to end at 12:00 midnight on the Termination Date, all as defined on the Reference Page.

     . BASIC RENT. The Lessee shall pay to the Lessor during the Term basic rent as defined on the Reference Page (herein "Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Basic Rent shall accrue at the Yearly Rate as defined on the Reference Page and shall be payable in advance on the first day of each calendar month during the Term at the Monthly Installments as defined on the Reference Page, each, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first Monthly Installment by check, subject to collection, for Basic Rent for the first month of the Lease Term. Lessee shall pay Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or setoff.

     . USE AND OCCUPANCY. Lessee shall use and occupy the Premises for the Permitted Use as defined on the Reference Page.

     . CARE AND REPAIR OF PREMISES. Lessee shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform at Lessee's expense to all laws, orders and regulations of the federal, state and municipal governments or any of their departments regarding the Demised Premises. Lessee at Lessee's sole cost and expense shall make all repairs, including painting and decorating and shall maintain the Premises and all of its systems in good condition and state of repair; however, this obligation shall not include making replacements unless caused by Lessee's neglect or abuse. All improvements made by Lessee to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Lessor upon expiration or sooner termination including, but not limited to those items set forth in Paragraph 20 herein. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinet work, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Lessee, Lessee's agent, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

     . ALTERATIONS, ADDITIONS OR IMPROVEMENTS. Except as may be provided in Paragraph 20, no alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures, shall be installed in or attached to the Premises, without the written consent of the Lessor. Lessee shall not remove any of Lessee's improvements referenced in Exhibit "C" ("Lessee's Work Done at Lessee's Expense") or improvements of a similar nature made by Lessee.

     . ACTIVITIES INCREASING FIRE INSURANCE RATES. Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

     .    ASSIGNMENT AND SUBLEASE.

          A. Lessee shall not assign this Lease to or sublet to or permit the occupancy of all or any part of the Premises by any other party nor sublet a portion of the Premises without the prior written consent of Lessor in each instance. Subject to the terms and conditions set forth below, Lessee shall have the privilege, without the consent of Lessor, to assign its interest in the Lease (i) to any entity which is a successor to Lessee either by merger or consolidation, (ii) to a purchaser or all or substantially all of Lessee's assets or (iii) to any parent, subsidiaries or affiliates of Lessee. Lessee shall, within ten (10) business days after execution thereof, deliver to Lessor
(a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Lessor, duly executed by Lessee, and (b) an instrument in form and substance reasonably satisfactory to Lessor, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on Lessee's part to be observed and performed.

          B. If Lessee wishes to assign this Lease, or sublet of the Premises other than as provided in Article 8(A) above, Lessee first shall so notify Lessor ("Lessee's Notice"), specifying the name of the proposed assignee or subtenant, the name of and character of its business and current information as to the financial responsibility and standing of the proposed assignee or sublessee and shall provide Lessor with such other information as it reasonably requests. A complete copy of the proposed assignment or sublease to be executed by Lessee and the assignee or subtenant shall accompany Lessee's Notice.

          C. Lessor may, within fifteen (15) days after its receipt of Lessee's Notice, by notice to Lessee ("Lessor's Notice"), (i) require Lessee to assign the Lease or sublease the Premises to Lessor or (ii) terminate this Lease as of the proposed commencement date for such assignment or sublease as though such date was the original expiration date set forth in this Lease, but, in either event, Lessee shall be able to withdraw its Lessee's Notice thereby nullifying Lessor's right to recapture all or part of the Premises or terminate Lease pursuant to this Article. If Lessor fails to so exercise either of such options within the time period specified above, it shall not unreasonably withhold or delay its consent to the proposed assignment or sublease by Lessee, but such consent shall be deemed of no effect if assignee or subtenant, as the case may be, executing and delivering the assignment or sublease which accompanied in Lessee's Notice within forty-five (45) days after such consent is given. If Lessor does exercise its option to recapture all or any part of the Premises, then (i) the Basic Rent shall be proportionately reduced during such recapture period, and (ii) Lessor shall not Lease such recaptured space to any assignee or subtenant proposed by Lessee for a period of 12 months from the date of Lessor's Notice.

          D. No assignment of this Lease shall be effective unless and until Lessee delivers to Lessor duplicate originals of the instrument of assignment to Lessor duplicate originals of the instrument of assignment (wherein the assignee assumes the performance of Lessee's obligations under this Lease) and any accompanying documents.

          E. No sublease of all or any part of the Demised Premises shall be effective unless and until Lessee delivers to Lessor duplicate originals of the instrument of sublease (containing the provision requirement by subdivision (F) and any accompanying documents. Any such sublease shall be subject and subordinate to this Lease.

          F. Any such sublease shall contain substantially the following provision:

          "In the event of a default under any underlying lease of all or any portion of the premises demised hereby which results in the termination of such lease, the subtenant hereunder shall, at the option of the lessor under any such lease, attorn to and recognize such lessor as landlord hereunder and shall promptly upon such lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. The subtenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of such underlying lease, to terminate this sublease or surrender possession of the premises demised hereby."

          G. Lessor's consent to any assignment or sublease shall neither release Lessee from its liability for the performance of Lessee's obligations hereunder during the balance of the Term nor constitute its consent to any further assignment or sublease.

          H. If Lessor shall give its consent to any assignment of this Lease or any sublease, Lessee and any assignee shall, in consideration therefor, pay to

Lessor, 50% of all consideration received for any assignment and 50% of the rent, as and when received, in excess of the rent required to be paid by Lessee for the area sublet computed on the basis of an average square foot rent for the gross square footage Lessee has leased.

          I. (1) If Lessor shall decline to give it consent to any proposed assignment or sublease, or if Lessor exercises any option under Subparagraph 8(C) above, Lessee shall indemnify, defend and hold harmless Lessor against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Lessor by the proposed assignee or sublessee or by any broker or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

          (2) Lessee agrees that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment violates the term of this Lease shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto.

     .    COMPLIANCE WITH LAW.

          A. The Lessee covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by the Lessee of the Premises in the conduct of its business.

          B. The Lessee covenants and agrees that it will not commit any nuisance, nor permit the emission of any objectionable sound, noise or odors which would be violative of any applicable governmental rule or regulation or would per se create a nuisance. The Lessee further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with the Lessee's operations in the Premises in accordance with reasonable regulations established by the Lessor from time to time in order to keep the Premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin. The Lessee may maintain a trash receptacle(s) of an appropriate size considering the size of the Premises in the rear of the Premises.

          C. In case the Lessee shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Lessee shall neglect or fail to make any necessary repairs which are hereunder Lessee's responsibility, then the Lessor or the Lessor's agents may after ten (10) days' notice (except for emergency repairs, which may be made immediately) enter the Premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Lessee and in case of the Lessee's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such. This provision is in addition to the right of the Lessor to terminate this Lease by reason of any default on the part of Lessee, subject to the rights of the Lessee as hereinabove mentioned in the manner as in this Lease otherwise provided.

     .    DAMAGES TO BUILDING.

          A. In case of any damage to or destruction of any portion of the Building of which the Premises is a part by fire or other insured casualty occurring during the Term (or previous thereto), which shall render the Premises untenantable or unfit for occupancy, which damage cannot be repaired within one hundred twenty (120) days from the happening of such casualty, using reasonable diligence (the foregoing shall be called "Total Destruction") then, and in such event, the Term hereby created shall, at the option of the Lessor or the Lessee, upon written notice to the other party by certified mail, return receipt requested, within twenty (20) days of such fire or casualty, cease and become null and void from the date of such Total Destruction. In such event the Lessee shall immediately surrender the Premises and the Lessee's interest in said Lease, to the Lessor, and the Lessee shall only pay rent to the time of such Total Destruction in which event, the Lessor may re-enter and re-possess the Premises thus discharged from this Lease and may remove all parties therefrom. However, in the event of Total Destruction as hereinbefore defined, if the Lessor and Lessee shall elect not to cancel this Lease within the twenty (20) days period hereinabove provided, the Lessor shall thereupon repair and restore the same with reasonable speed and dispatch, and the rent shall be proportionally abated after said damage and while the repairs and restorations are being made.

          B. In the event of any other insured casualty which shall not be tantamount to Total Destruction the Lessor shall repair and restore the Premises with reasonable speed and dispatch, and the rent shall not be abated.

          C. In the event of any uninsured casualty, the Lessor may elect to treat the casualty as though it had insurance or it may terminate the Lease. If it treats the casualty as though it had insurance then the provisions of Paragraphs 10A and 10B shall apply. The Lessor shall serve a written notice upon the Lessee by certified mail, return receipt requested, within twenty (20) days of the casualty specifying the election which it chooses to make.

          D. In the event of such fire or casualty as above provided wherein the Lessor shall rebuild, the Lessee agrees at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property as the same may be required to permit Lessor to expedite rebuilding and/or repair. In any event, the Lessee shall assume at its sole risk the responsibility for damage or security with respect to any such removed fixtures and equipment.

          E. The Lessee agrees that the said Lessor's agents, and other representatives, shall have the right to enter into and upon the Premises, or any part thereof, at all reasonable hours for the purpose of examining the same upon reasonable advance written notice of not less than twenty-four (24) hours (except in the event of emergency), or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, or to repair and maintain the common utilities without unduly or unreasonably disturbing the operations of the Lessee (except in the event of emergency).

          F. The provisions of this paragraph 10 shall in all respects be subject to the provisions of paragraph 49 hereof.

     . EMINENT DOMAIN. If Lessee's use of the Premises is materially affected due to the taking of eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Basic or Additional Rent paid for any period beyond said date shall be repair to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for moving expense, provided the same shall in no way affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Premises which does not materially affect the Lessee's use and operation, there shall either be an abatement or an equitable reduction of the Basic Rent, and an equitable adjustment reducing the Lessee's Percentage as herein defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

     . INSOLVENCY OF LESSEE. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee not discharged within sixty (60) days from the date of such appointment, or (b) a general assignment by Lessee for the benefit of creditors not discharged within sixty (60) days from the date of such assignment, or
          (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Paragraph 14 hereof.

     .    LESSOR'S REMEDIES ON DEFAULT.

          A. Each of the following shall be deemed a default by Lessee and a breach of this Lease:

               (i) Default in the payment of the Basic Rent or Additional Rent herein reserved or any part thereof for more than ten (10) days after same is due and payable as in this Lease required.

               (ii) A default in the performance of any other covenant or condition (other than as set forth above) of this Lease on the part of the Lessee to be performed for a period of thirty (30) days after written notice.

               (iii) A breach of Paragraph 12 hereof.

          B. In case of any such default under subparagraph 13A, at any time following the expiration of the respective grace periods above mentioned, Lessor may serve a notice upon the Lessee electing to terminate this Lease upon a specified date not less than ten (10) working days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted.

          C. In case this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Lessor or its agents may, immediately or any time thereafter, reenter and resume possession of the Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor and all at the cost and expense of Lessee including but not limited to the attorney's fees of Lessor. No re-entry by Lessor shall be deemed an acceptance of a surrender of this Lease.

          D. In case this Lease shall be terminated as herein provided, or by summary proceedings or otherwise, Lessor may, in its own name and in its own behalf, relet the whole or any portion of the Premises, for any period equal to or greater or less than the remainder of the Term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Lessor may make such changes in the character of the improvements on the Premises as Lessor may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. Lessor shall not in any event be required to pay Lessee any surplus of any sums received by Lessor on a reletting of the Premises in excess of the rent reserved in this Lease.

     . DEFICIENCY. In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's option, and receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession; redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorneys' fees, and then to the payment of damages in amounts equal to the rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Basic Rent and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified.

          Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed in any event the Basic Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

          Alternately, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossession, an amount equal to the difference between the Base Rent and Additional Rent reserved in this Lease from the date of such default to the date of expiration of the original Term demised and the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installments of Base Rent and Additional Rent thereafter to become due and the fair and reasonable rental value of the Premises for the period for which sum installment was payable shall be discounted to the date of such default at the rate of six (6%) percent per annum.

          Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law nor or hereafter in force.

          Lessor's remedies hereunder are in addition to any remedy allowed by law.

     . SUBORDINATION OF LEASE. This Lease shall be subject and subordinate to any underlying leases and to any mortgage and/or trust deed which may now or hereafter affect the real property of which the Premises forms a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said mortgage and/or trust deed. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said first mortgage and trust deeds or by any of the lessors under such underlying leases.

     .    PARKING

          Subject to intervening laws, ordinances, regulations and executive orders, while Lessee is not in default under any of the provisions of this Lease, Lessor agrees to allow Lessee the use of one hundred (100) parking spaces for Lessee's use at the Building. Lessee shall have the exclusive use of the entire east lot for parking only. The east lot is shown and designated on Exhibit "A". The balance of parking spaces for Lessee shall be in the center parking lot and shall not be reserved or designated. Lessee shall have the right to install signs upon Lessor's prior approval not to be unreasonably withheld indicated the parking in the east lot is reserved exclusively for Lessee's parking.

     . RIGHT TO CURE LESSEE'S BREACH. If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable written notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand; provided, however, that this provision shall not impose any obligation upon Lessor to cure such default.

     . CONSTRUCTION LIENS. Lessee shall, within ten (10) days after notice from Lessor, discharge or satisfy by bonding or otherwise any construction liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf.

     . RIGHT TO INSPECT AND REPAIR. Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable written notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claim against Lessor for interruption to Lessee's business, however occurring. 20. LESSOR AND LESSEE WORK.

          A. Lessor's Work in the Demised Premises. Lessor shall deliver the Demised Premises substantially "vanilla box" condition in accordance with the requirements set forth in Exhibit "B" "Lessor's Work Done at Lessor's Expense", annexed hereto ("Lessor's Work"). Lessor shall commence and complete Lessor's Work as soon as may practically be done which shall be as close as possible to January 1, 1999, but Lessor shall not be liable in any manner whatsoever for its failure to do so. Any of Lessor's Work to be done on the exterior may be done either contemporaneous with Lessee's Work or promptly after Lessee's completion of its work.

          B. Lessee's Work. Commencement of work.

          1. Promptly after Lessor notifies Lessee that the shell of the Demised Premises is ready for commencement of Lessee's Work (as defined below), Lessee shall commence and thereafter complete with due diligence its construction work and installation of fixtures in accordance with its construction obligations set forth in Exhibit "C" "Lessee's Work Done at Lessee's Expense", annexed hereto and in accordance with its Working Plans and Specifications attached hereto as Exhibit "D" ("Lessee's Work"). If Lessee shall neglect, fail or refuse to commence its work as aforesaid and thereafter neglects, fails or refuses to diligently proceed with and complete its work, Lessor, in addition to its other rights and remedies and after thirty (30) days' written notice given to Lessee, may (a) complete Lessee's work at Lessee's expense, (b) commence the Term and all of Lessee's payment obligations hereunder, notwithstanding the incompletion of Lessee's Work, or (c) declare this Lease cancelled and of no further force and effect.

          2. Preliminary Work. Lessee may, with Lessor's consent, enter the Demised Premises for preliminary work before Lessor completes Lessor's Work, provided that Lessee's Work is done in a manner that does not interfere with either the completion of Lessor's Work or any of its labor agreements.

          3. Certificates; Entry by Lessee. Lessee shall furnish Lessor with copies of all certificates, permits and approvals with respect to work done by Lessee or on its behalf that may be required by any governmental authority for the issuance of a certificate of occupancy. Lessor shall not be responsible for any loss or damage to any fixtures or equipment installed or left in the Demised Premises. Lessee's entry on and occupancy of the Premises before the commencement of this Lease shall be governed by and subject to all of its provisions, covenants, and conditions, other than those requiring the payment of Basic Rent and Additional Rent.

          4. Preliminary Plans. Lessee shall furnish preliminary plans and specifications incorporating its construction obligations under Exhibit "C" for Lessor's prior approval within 15 days after Lessor's architects provide Lessee with outline plans for the Demised Premises. Lessor has three (3) business days to review the preliminary plans. If Lessor fails to object to the plans in writing within the specified time period, Lessor shall be deemed to have approved the plans. Within 20 days after Lessor approves the Lessee's preliminary plans and specifications, Lessee shall submit working plans and specifications for Lessor's review and prior approval. The Lessor's approval of the preliminary plans and specifications and the working plans and specifications shall not constitute its assumption of any liability for their compliance or conformity with applicable building codes and the requirements of this Lease or for their accuracy, and Lessee shall be solely responsible for such plans and specifications. The working plans and specifications shall be for a modern, first class, fully air conditioned office for high tech use. The Demised Premises shall be a complete, self-sustaining, operating unit and be of a design and character, and appearance appropriate and in keeping with the rent of the Building and the neighborhood.

          5. Approval of Contractors. Any contractor used by the Lessee to perform its work under Exhibit "C" "Lessee's Work Done at Lessee's Expense", must first be approved in writing by Lessor. Lessor approves of American Building Group as the Lessee's contractor.

          6. Construction. After the Eatontown Construction Offices issues a permit based upon approved plans and specifications, Lessor, at its expense, shall with diligence and continuity, construct the improvements in accordance with the working plans and specifications approved by Lessor. All construction required hereunder shall be performed diligently, in conformity with all legal safety requirements, in a good and workmanlike manner, and in accordance with the standards required by the municipal construction official. No construction shall be commenced however, until Lessee shall deliver to Lessor the following:

          (A) Completion bond. A contractors' completion bond of a surety company or surety companies (or other assurances that are satisfactory to the Lessor) running to the Lessor as obligee, conditioned on completion of the building in accordance with approved Plans and Specifications and the provisions of this Lease, free and clear of all mechanics' or other liens and security agreements. If the Working Plans or Specifications are subsequently amplified or modified, the bond shall immediately be modified to include such change. The bond shall be in any form and written by any company which Lessor may approve, but such approval shall not be unreasonably withheld.

          7. Time Limitation. Notwithstanding any provision to the contrary herein contained, Lessee shall comply with all the provisions of this paragraph and be prepared to commence construction, by no later than the second anniversary of the first day of the Term.

          8. Delay. Such construction shall proceed with diligence and continuity until completion, subject, however to fire, strikes, embargoes, governmental restrictions, unavailability of construction materials or other similar contingencies beyond the Lessee's control.

          9. Compliance with the Law. The Lessee shall procure all the required permits for the construction of the improvements and shall, during construction, comply with all applicable legal requirements. Lessee's Work shall comply with all applicable state, municipal, and other governmental laws, ordinances, regulations and orders, and with all requirements of the local Fire Insurance Rating Organization or similar body and of any liability for accidents in or connected with the leased property. Before the Demised Premises is used for its designed purpose the Lessee shall obtain and deliver to the Lessor a certificate of occupancy, or a temporary certificate of occupancy if such is provided for by law. If a certificate of occupancy is issued for any part of the Premises, the part of the Premises so certified may be occupied. On Lessee's demand, Lessor shall promptly execute all documents that require its signature in order to obtain such certificate, but only if, in the opinion of its counsel, it incurs no expense or liability thereby.

          10. Inspection. During the construction of the Lessee's Work the Lessor and its architects or engineers, or both, any, from time to time, inspect the Premises and require that they be furnished with copies of all plans, shop drawings, and specifications relating to construction. If, during construction or at any time before a final certificate of occupancy is issued, Lessor or it architects or engineers determine that the Premises is not being constructed in accordance with the plans and specifications, prompt written notice shall be given to Lessee specifying in detail the particular deficiency, omission or other act of nonconformance. Upon receiving such notice, Lessee shall take all necessary steps to make the proper corrections.

          11. Changes and Additions. If after construction is begun the Lessee desires substantial changes in the plans and specifications or substantial additions thereto, it shall serve upon the Lessor a statement thereof, together with appropriate plans and specifications showing in detail the nature of the proposed changes or additions. Any change or addition proposed by Lessee shall be deemed part of the plans and specifications approved by both parties unless, within 20 days after receipt thereof, Lessor notifies Lessee that it refuses to accept the proposed change or addition and the reason(s) why. Lessor, however, shall not unreasonably withhold its consent. Minor changes in work or materials that do not affect the general character of the alteration may be made in the plans and specifications at any time without Lessor's approval.

          21. INTERRUPTION OR SERVICES OR USE. Interruption or curtailment of any service maintained in the Building or use of the Premises shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction unless caused by Lessor's negligence.

          22. UTILITIES.

          A. The Lessee shall pay when due all the rents or charges for utilities used by the Lessee which are or may be assessed or imposed upon the Premises or which are or may be charged to the Lessor by the suppliers thereof during the term hereof. The Premises shall have separate meters to measure utility consumption, except for water. Lessee shall share a water meter with all other tenants in the Building except for Lermer (or their replacement in the west side of the building). Lessee shall pay its proportionate share of the water charge to Lessor within thirty (30) days of a bill therefor. Lessee's charge shall be based on its relative square frontage compared to the other tenants sharing the water meter, i.e., 74.84%. The water charge shall be deemed additional rent.

          B. Lessee covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installation.

          C. Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy, or other utility, nor for any interruption in supply and Lessee agrees that such supply may be interrupted for repairs and replacement and in emergencies.

          23. ADDITIONAL RENT

          A. Lessee shall promptly pay to Lessor any increase over the standard cost of the fire and casualty insurance for the Building caused by Lessee's use and operations. In addition, Lessee shall pay to Lessor Lessee's Percentage of the cost of Lessor's casualty and liability insurance premium on the Building in excess over the cost of same for the policy in effect as the date of this lease. Such amounts shall be due within fifteen (15) days of a bill therefor. Lessor shall provide Lessee with reasonable documentation upon request of Lessee.

          B. Lessee shall maintain at its sole cost and expense during the term hereof:

               1. rental value insurance against loss of rental or other income derived from the operation due to the risks referred to in the standard fire and casualty insurance policy on the Building (including those embraced by "extended coverage") in an amount equal to the aggregate amount of the Basic Rent for the period of one (1) year.

          C. Lessee shall pay annually Lessee's Percentage of the real estate taxes assessed against the Building Area in excess over the real estate taxes assessed against the Building Area for 1999 (the "Base Year"). For the final year of the lease term, the Lessee shall pay only a pro rata share of such proportion of any real estate taxes. The Lessor shall furnish the Lessee with a statement of the real estate taxes assessed for each calendar year during the Term. Such amounts shall be due by Lessee to Lessor within thirty (30) days of a bill therefor.

          24. LESSEE'S ESTOPPEL. Lessee shall, from time to time, on not less than ten (10) days' prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Paragraph 24 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest.

          25. CONDITION OF PREMISES. Neither the Lessor nor its agent have made any representations with respect to the Building, the Premises, or the land upon which the land is erected, except as expressly set forth herein and no rights, easements or licenses are required by the Lessee by implication or otherwise, except as expressly set forth in the provisions of this Lease. The Lessee shall accept the Building, the Premises and the Building Area in their existing condition and as provided in Paragraph 20A. In no event shall the Lessor be liable for any defect in such property or for any limitation on its use, except as expressly set forth herein.

          26. SECURITY DEPOSIT. Lessee shall deposit with Lessor on the signing of this Lease one half of the Security Deposit as defined on the Reference Page and the other one half of the security deposit by January 1, 1999 as security for the performance of Lessee's obligations under this Lease, including without limitation, the surrender of possession of the Premises to Lessor as herein provided or, alternatively, Lessee may deliver to Lessor an unconditional. If Lessor applies any part of said deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this Lease. Lessor, in the event that the Demised Premises are sold, shall transfer and deliver the security, as such, to the purchaser of the Demised Premises and shall notify Lessee thereof and thereupon Lessor shall be discharged from any further liability in reference thereto.

          The Security Deposit (less any portions thereof used, applied, or retained by Lessor in accordance with the provisions of this Paragraph 26), shall be returned without interest to Lessee after the expiration or sooner termination of this Lease without the fault of the Lessee and after delivery of the entire Premises to Lessor in accordance with the provisions of this Lease. Lessee covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Lessor shall not be bound by any such assignment, encumbrance or attempt thereof. In the event of the insolvency of Lessee or in the event of the entry of a judgment declaring Lessee insolvent or bankrupt in any court which is not discharged within sixty (60) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then and in such event Lessor may require the Lessee to deposit additional security (herein called the "Additional Security Deposit") in an amount which in Lessor's sole reasonable judgment would be sufficient to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the Additional Security Deposit pursuant thereto within ten (10) days after Lessor's written demand shall constitute a default by Lessee.

          27. WAIVER OF TRIAL BY JURY. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

          28. LATE CHARGE. Lessee recognizes that late payment of any rent or other sum due hereunder will result in administrative expenses to Lessor, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Lessee therefore agrees that if rent or any other sum is due and payable pursuant to this Lease, and such amount remains due and unpaid five (5) work days after said amount is due, such amount shall be increased by a late charge in an amount equal to five (5%) percent per month. The amount of the late charge to be paid by Lessee shall be reassessed and added to Lessee's obligation for each successive monthly period until paid. The provisions of this Paragraph 28 in no way relieve Lessee of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Paragraph 28 in any way affect Lessor's remedies pursuant to Paragraph 13 in the event said rent or other payment is unpaid after date due.

          29. A. LESSEE'S LIABILITY INSURANCE. Lessee covenants to provide on or before the Commencement Date a comprehensive policy of general liability insurance naming the Lessor as an additional named insured, insuring Lessee and Lessor against any liability commonly insured against and occasioned by accident resulting from any act or omission on or about the Premises and any appurtenances thereto. Such policy is to be written by an insurance company qualified to do business in the State of New Jersey reasonably satisfactory to Lessor. Such policy or program shall in no way limit the Lessee's liability to Lessor pursuant to Paragraph 32 hereof. The policy shall be with limits not less than Three Million and 00/100 ($3,000,000.00) Dollars in respect of any one person, in respect of any one accident, and in respect of property damage. Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits, if in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. At least thirty
(30) days prior to the expiration or termination date of any policy, the Lessee shall deliver a renewal or replacement policy with proof of the payment of the premium therefor.

          B. LESSOR'S FIRE INSURANCE. Lessor shall keep the Building insured against loss or damage by fire with extended coverage endorsement in amounts and with deductibles similar to the policy Lessor currently has in place.

          30. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

          31. QUIET ENJOYMENT. Lessor covenants that if, and so long as, Lessee pays the Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease.

          32. INDEMNITY. Lessee and Lessor shall indemnify and save harmless the other and their agents against and from (a) any and all claims arising from any negligent or otherwise wrongful act or omission of either or any of their subtenants or licensees or its or their employees, agents or contractors, and
(b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Lessor or Lessee by reason of any such claim, Lessee or Lessor, as the case may be, upon notice from the other, shall resist and defend such action or proceeding.

          33. PARAGRAPH HEADINGS. The paragraph headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

          34. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

          35. INTENTIONALLY OMITTED.

          36. LESSOR'S LIABILITY FOR LOSS OF PROPERTY. Lessor shall not be liable for any loss of property from any cause whatsoever except for Lessor's gross negligence or wilful misconduct, including, but not limited to, theft or burglary from the Premises, and Lessee covenants and agrees to make no claim for any such loss at any time.

          37. PARTIAL INVALIDITY. If any of the provisions of this Lease, or the application hereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          38. BROKER. The parties represent and warrant to one another that the Broker as defined on the Reference Page is the sole broker(s) with whom the parties have negotiated in bringing about this Lease and the parties agree to indemnify and hold one another harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. Lessor shall pay a brokerage commission to Broker pursuant to a separate agreement.

          39. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its successors, assigns or any mortgagee in possession (for the purposes of this paragraph, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

          40. NO OPTION. The submission of this Lease Agreement for examination does not constitute a reservation of or offer to lease or option for the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

          41. DEFINITIONS.

              A. Lessee's Percentage. Lessee's Percentage wherever that phrase is used, shall be as defined on the Reference Page, which the parties agree reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Lessee as compared with the total number of gross square feet of the entire Building, measured outside wall to outside wall.

               B.  Force  Majeure.  Force Majeure shall mean and  include  those situations beyond Lessor's control, including by way of example and not by way of limitation, failure of federal, state or municipal officials to issue necessary  permits  or  licenses,  acts of  God,  accidents,  repairs,  strikes, shortages of labor, supplies or materials, inclement weather, or where applicable, the passage of time while waiting for an adjustment of insurance proceeds.

               C. Lease Year. Lease Year shall mean each 12 month period beginning with the Commencement Date of the Lease, and each anniversary thereof.

          42. LEASE COMMENCEMENT. Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever cannot deliver possession of the Premises as provided for herein to Lessee at the commencement of the agreed term as set forth in Paragraph 2, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Lease Term shall be for the full term as specified above to commence from and after the date Lessor shall have delivered possession of the Premises to Lessee and to terminate midnight of the day immediately preceding the Termination Date and if requested by Lessor, Lessor and Lessee shall, by a writing signed by the parties, ratify and confirm said commencement and termination dates.

          43. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by overnight courier service providing a receipt for delivery in a postpaid envelope addressed, if to Lessee, at the Building; if to Lessor, at Lessor's address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, in delivery thereof, and if sent by overnight courier, upon the next day after the delivery thereof to such courier service. Copies of all notices shall also be sent to the following:

         If to Lessee:                               If to Lessor:

         Lowenstein Sandler, P.C.           Sokol, Behot & Fiorenzo
         65 Livingston Avenue               433 Hackensack Avenue
         Roseland, NJ 07068-1791            Hackensack, NJ 07601
         Att: John D. Hogoboom, Esq.        Att: Jeffrey A. Zenn, Esq.
         Fax: (973) 992-5820                          Fax: (201) 488-6541


          44. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Basic Rent and Additional Rent payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

          45. EFFECT OF WAIVERS. No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

          46. LESSOR'S RESERVED RIGHT. Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to particular location.

          47. RIGHT TO EXHIBIT. Lessee agrees to permit the Lessor and the Lessor's agents, employees or other representatives to show the Premises to persons wishing to rent or purchase the same and Lessee agrees that on and after nine (9) months next proceeding the expiration of the Term hereof the Lessor or the Lessor's agents, employees or other representatives shall have the right to place notices on the front of the Premises or any part thereof offering the Premises for rent or for sale and the Lessor hereby agrees to permit the same to remain there without hindrance or molestation provided same does not unreasonably interfere with the conduct of Lessee's business.

          48. CORPORATE AUTHORITY. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation.

          49. DAMAGE. In case of the destruction of or any damage of any kind whatsoever to the Premises, the Building or the Building Area caused by the carelessness, negligence or improper conduct on the part of the Lessee or the Lessee's agents, employees, guests, licensees, invitees, subtenants, assignees, or successors, the Lessee shall repair the said damage or replace or restore any destroyed parts of the Premises as speedily as possible at Lessee's own cost and expense.

          50. SIGNS. The Lessee shall not place nor allow to be placed any signs of any kind whatsoever, upon, or in about the said Premises or Building or other Building Area, except of a design and structure and in or at such places as may be indicated and consented to by the Lessor in writing. In case the Lessor or the Lessor's agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon said premises or any part thereof, they may be so removed, but shall be replaced at the Lessor's expense when the said repairs, alterations, or improvements shall have been completed. Any signs permitted by the Lessor shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto, which approval shall be the responsibility of the Lessee. Lessor intends to install a monument type sign on the front lawn of the Building Area. Lessor agrees to place Lessee's name on such sign. The size of the Lessee's name shall be equal to the others on the sign and shall be second from the top.

          51. MISCELLANEOUS.

              A. Lessee shall not be entitled to exercise any other option granted to it by this Lease at any time when Lessee is in default in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed beyond the applicable grace period provided in this Lease.

              B. This Lease shall be governed by and construed under the Laws of the State of New Jersey.

              C. This Lease is an amended and restated Lease and shall supersede and take priority over all agreements, written or otherwise, between Lessor and Lessee.

          52. NEW JERSEY INDUSTRIAL SITE RECOVERY ACT

              A. Lessee shall, on or before the date which is four (4) months prior to the Termination Date, deliver to Lessor evidence of its compliance with the New Jersey Industrial Site Recover Act (N.J.S.A. 13:1K-6 et seq.) (ISRA). In the event that the Lessee fails to deliver such evidence to the Lessor on or before the Termination Date, then, and in such event and for every month or portion of month thereafter, the obligation of the Lessee to pay rent and other charges pursuant to this Lease shall be extended one (1) month beyond the Termination Date.

              B. The Lessee  agrees  to  defend, indemnify and hold harmless the
Lessor from and against any and all losses and costs and expenses of litigation incurred by the Lessor arising out of Lessee's use of the Premises and which are in any way connected with the application of the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23 et seq.), the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.), the Comprehensive Environmental Response Compensation Liability Act of 1980 (Pub. L. No. 96-510, 94th Stat. 2767, 1980), the New Jersey Air Pollution Control Act (N.J.S.A. 26:2C-1 et seq.), the Resource Conservation Recovery Act (42 U.S.C. 6901 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.) and any similar state or federal statutes (collectively, "Environmental Laws") to the Demised Premises or any part thereof. The Lessee covenants and agrees to take all necessary steps in order to prevent any liens pursuant to the Environmental Laws from attaching to the Demised Premises. Lessor acknowledges the presence, now or formerly, of certain hazardous materials at the Building Area which are currently under investigation under ECRA case #87920 with the N.J. Department of Environmental Protection.

               C. Lessee shall not cause or permit to exist as a result of an intentional or unintentional action or omission on its part a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of a "hazardous substance", as such term is defined in N.J.S.A. 58:10-23.11(b)(k) into the waters of the State of New Jersey or onto the lands from which it might flow or drain into said waters or into waters outside the jurisdiction of the State of New Jersey or damage may result to the lands, waters, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey, unless such release, spill, leak, etc. is pursuant to and in compliance with conditions of a permit issued by the appropriate federal or state governmental authorities.

               D. In the event there should be filed a lien against the Demised Premises by the New Jersey Department of Environmental Protection pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11(f)(f) as a result of the Chief Executive to the New Jersey Spill compensation Fund having expended monies from said Fund to pay for "damages", as said term is defined in N.J.S.A. 58:10-23.11(g) and/or "cleanup and removal costs", as said term is defined in N.J.S.A. 58:1-23.11(b)(d), or in the event a lien is filed against the Demised Premises by the United States Environmental Protection Agency pursuant to the Comprehensive and Environmental Response Compensation and Liability Act of 1980, arising from an intentional or unintentional action or omission of Lessee of Lessee's sublessee resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "hazardous substances", as such term is defined in N.J.S.A. 58:10-23-11(b)(k) into the waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, then Lessee shall be in default of this Lease and shall, within thirty (30) days from the day Lessee is given notice that the lien has been placed against the Demised Premises or within such shorter period of time in the event the State of New Jersey or the United States Government has commenced steps to cause the Demised Premises to be sold pursuant to the lien, either (1) pay the claim and remove the lien from the Demised Premises; or (2) furnish (or lay) (i) a bond satisfactory to the Lessor in the amount of the claim out of which the lien arises; or (ii) other security reasonably satisfactory to the Lessor in an amount sufficient to discharge the claim out of which the lien arises.

               E. Lessee's use and any sublessee's use of the Demised Premises during the Term will not involve the generation, manufacture, refining, transport, treatment, storage, handling or disposing of "hazardous waste" or "hazardous substances", as those terms are defined in the New Jersey Spill Compensation and Control Act which shall be in violation of the New Jersey Spill Compensation and Control Act. In the event the Lessee or any sublessee shall breach this provision or in any way conduct its operation on the Demised Premises or permit the Demised Premises to be used and maintained so as to subject to the Lessee or any sublessee of the Demised Premises to a claim or violation, the Lessee shall immediately remedy and fully cure such condition, at its own cost and expense, or cause such condition to be cured and shall defend, indemnify and save harmless the Lessor from any and all damages, remedial orders, judgments or decrees and all costs and expenses related thereto or arising therefrom, including, but not limited to, attorneys' and consultants' fees, cleanup, removal and restoration costs and loss rentals.

               F. Lessee hereby agrees to execute such documents as Lessor reasonably deems necessary to make such applications as Lessor reasonably requires to assure compliance with ISRA. Lessee shall bear all costs and expenses incurred with any required ISRA compliance resulting from Lessee's use of the Demised Premises, including, but not limited to, state agency fees, engineering fees, cleanup costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of non-applicability by appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and the surrender of the Demised Premises, and also shall survive the sale or lease or assignment of the Demised Premises by Lessor. Lessee agrees to indemnify and hold Lessor harmless from any violation of ISRA occasioned by the Lessee's use of the Demised Premises.

               G. In the event Lessee fails to comply with ISRA as stated in this Section as of the termination or sooner expiration of the Lease, the Lessee shall be responsible to pay all rents and other charges as provided in this Lease, together with any and all other charges incurred in obtaining compliance with ISRA and all regulations promulgated thereunder from the date of termination of the Lease until such time as evidence of full compliance with ISRA has been delivered to the Lessor.

          53. RESERVATION OF EASEMENT. The Lessor reserves the right, easement and privilege to enter on the Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith or borings or monitoring wells as may required by the Lessor. It is understood and agreed that if such work as may be required by Lessor requires an installation which may displace any paving, lawn, seeded area or shrubs the Lessor shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. The Lessor covenants that the foregoing work shall not unreasonably interfere with the normal operation of Lessee's business, and the Lessor shall indemnify and save the Lessee harmless in connection with such installations.

          54. AIR, WATER AND GROUND POLLUTION.

               A. The Lessee expressly covenants and agrees to indemnify, defend, and save the Lessor harmless against any claim, damage, liability, costs, penalties, or fines which the Lessor may suffer as a result of Air, Water or Ground Pollution caused by the Lessee in its use of the Premises. The Lessee covenants and agrees to notify the Lessor immediately of any claim or notice served upon it with respect to any such claim the Lessee is causing Water, Air or Ground Pollution; and the Lessee, in any event, will take immediate steps to halt, remedy or cure any pollution of Air, Water or Ground caused by Lessee by its use of the Premises. The within covenant on the part of the Lessee shall survive the expiration or earlier termination of this Lease.

               B. The Lessor expressly covenants and agrees to indemnify, defend, and save the Lessee harmless against any claim, damage, liability, costs, penalties, or fines which the Lessee may suffer as a result of Air, Water or Ground Pollution caused by the Lessor or prior owners or occupants of the

Building prior to the date of this Lease. The Lessor covenants and agrees to notify the Lessee immediately of any claim regarding prior pollution and will take immediate steps to remedy or cure any pollution of Air, Water or Ground which is the Lessor's responsibility pursuant to this paragraph. The within covenant on the part of the Lessor shall survive the expiration or earlier termination of this Lease.

          55. AMENDMENTS REQUIRED BY LENDER. If in connection with obtaining financing for the Building, or any other land or any other improvements on land owned by Lessor or its related entities, a bank, insurance company, or other recognized institutional lender shall request reasonable modifications (other than modifications which effect Lessee's financial obligations hereunder) in this Lease as a condition to such financing, Lessee will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Lessee hereunder or materially decrease the obligations of Lessor hereunder. In addition thereto, Lessee shall furnish to any such mortgagee or proposed mortgagee, copies of Lessee's latest financial statements, if any, duly certified by an independent certified public accountant, or if no such certified statement is available, then such statements shall be certified by the president of Lessee. If Lessee has no such statements, Lessee shall provide such alternate financial information as may reasonably be required by the mortgagee or proposed mortgagee.

          56. RENEWAL OPTION.

               A. Subject to the provisions of paragraph 56(B) below, Lessee shall have the option to renew ("Renewal option") this Lease for two (2) additional terms of Five (5) years (the "Renewal Terms") which Renewal Terms shall commence upon the next day following the Termination Date. The terms, covenants and conditions during the Term shall be carried over into the Renewal Terms, except as specifically set forth below.

                    (1) The Basic Rent during the first Renewal Term shall be $1,545,882.00 dollars payable in monthly installments of $25,764.71 dollars.

                    (2) The Basic Rent during the second Renewal Term shall be $1,776,691.00 payable in monthly installments of $29,611.52.

              B. Lessee's Renewal Option shall be conditioned upon and subject to each of the following:

                    (1) Lessee shall notify Lessor in writing of its exercise of its Renewal Option at least six (6) months, but not more than twelve (12) months, prior to the Termination Date and/or the termination of the First Renewal Term.

                    (2) At the time Lessor receives Lessee's notice as provided for in B(1) above and at the Termination Date and/or the termination of the First Renewal Term, Lessee shall not be in default under the terms or provisions of this Lease and Lessee shall not have subleased any portion of the Demised Premises.

                    (3) Lessee shall have no further renewal option other than the Renewal Option.

                    (4) This Renewal Option shall be deemed personal to the Lessee and may not be assigned without the express written consent of Lessor.

                    (5) Lessor shall have no obligation as to any work or perform any services for the Renewal Terms with respect to the Demised Premises which Lessee agrees to accept them in "as is" condition.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                            611 Industrial Way, L.L.C., Lessor


                                            By:  /s/Gerald Shulman
                                                 _______________________________
                                                 Gerald Shulman, MANAGER





                                            Logimetrics, Inc., Lessee


                                            By:  /s/Norman M. Phipps
                                                 _______________________________
                                                 Norman M. Phipps, President

                                   EXHIBIT "B"


                     LESSOR'S WORK DONE AT LESSOR'S EXPENSE



1.   New concrete floors in the Non-Land Tech space

2.   Sewer hook up to future bathroom areas

3.   Roof mounted HVAC - distribution by Lessee

4.   Point of attachment and meter for Lessee's electrical service @ 1,200 amps

5.   One drive-in door at rear of building

6.   One dock height door at rear of building

7. Installation of exterior dri-vit, windows and doors as provided in the Land Tech space. Dri-vit to be extended in front to include Premium Coffee space.

8.   Landscaping consistent with neighborhood

9.   Resurface parking area on eastern side of building including striping

                                   EXHIBIT "C"


                     LESSEE'S WORK DONE AT LESSEE'S EXPENSE

                                   EXHIBIT "D"


               Working Plans and Specifications for Lessee's Work

                                TABLE OF CONTENTS

                                                                        Page No.

Paragraph

                  REFERENCE PAGE

1.   DESCRIPTION                                                           -1-

2.   TERM                                                                  -1-

3.   BASIC RENT                                                            -1-

4.   USE AND OCCUPANCY                                                     -1-

5.   CARE AND REPAIR OF PREMISES                                           -1-

6.   ALTERATIONS, ADDITIONS OR IMPROVEMENTS                                -2-

7.   ACTIVITIES INCREASING FIRE INSURANCE RATES                            -2-

8.   ASSIGNMENT AND SUBLEASE                                               -2-

9.   COMPLIANCE WITH LAW                                                   -3-

10.  DAMAGES TO BUILDING                                                   -4-

11.  EMINENT DOMAIN                                                        -5-

12.  INSOLVENCY OF LESSEE                                                  -6-

13.  LESSOR'S REMEDIES ON DEFAULT                                          -6-

14.  DEFICIENCY                                                            -7-

15.  SUBORDINATION OF LEASE                                                -8-

                                TABLE OF CONTENTS
                                   (Continued)

16.  PARKING                                                               -9-

17.  RIGHT TO CURE LESSEE'S BREACH                                         -9-

18.  CONSTRUCTION LIENS                                                    -9-

19.  RIGHT TO INSPECT AND REPAIR                                           -9-

20.  LESSOR AND LESSEE WORK                                                -9-

21.  INTERRUPTION OR SERVICES OR USE                                       -9-

22.  UTILITIES                                                            -10-

23.  ADDITIONAL RENT                                                      -10-

24.  LESSEE'S ESTOPPEL                                                    -10-

25.  CONDITION OF PREMISES                                                -11-

26.  SECURITY DEPOSIT                                                     -11-

27.  WAIVER OF TRIAL BY JURY                                              -12-

28.  LATE CHARGE                                                          -12-

29.  LESSEE'S LIABILITY INSURANCE                                         -12-

30.  NO OTHER REPRESENTATIONS                                             -13-

31.  QUIET ENJOYMENT                                                      -13-

32.  INDEMNITY                                                            -13-

33.  PARAGRAPH HEADINGS                                                   -13-

                                TABLE OF CONTENTS
                                   (continued)

34.  APPLICABILITY TO HEIRS AND ASSIGNS                                   -13-

35.  INTENTIONALLY OMITTED                                                -13-

36.  LESSOR'S LIABILITY FOR LOSS OF PROPERTY                              -13-

37.  PARTIAL INVALIDITY                                                   -14-

38.  BROKER                                                               -14-

39.  PERSONAL LIABILITY                                                   -14-

40.  NO OPTION                                                            -14-

41.  DEFINITIONS                                                          -14-

42.  LEASE COMMENCEMENT                                                   -15-

43.  NOTICES                                                              -15-

44.  ACCORD AND SATISFACTION                                              -15-

45.  EFFECT OF WAIVERS                                                    -16-

46.  LESSOR'S RESERVED RIGHT                                              -16-

47.  RIGHT TO EXHIBIT                                                     -16-

48.  CORPORATE AUTHORITY                                                  -16-

49.  DAMAGE                                                               -16-

50.  SIGNS                                                                -17-

51.  MISCELLANEOUS                                                        -17-

                                TABLE OF CONTENTS
                                   (Continued)

52.  NEW JERSEY INDUSTRIAL SITE RECOVERY ACT                              -17-

53.  RESERVATION OF EASEMENT                                              -19-

54.  AIR, WATER AND GROUND POLLUTION                                      -20-

55.  AMENDMENTS REQUIRED BY LENDER                                        -20-

          EXHIBIT "A"

          EXHIBIT "B"

          EXHIBIT "C"

          EXHIBIT "D"

                                 RIDER TO LEASE
                            DATED NOVEMBER 30, 1998,
                      BETWEEN LOGIMETRICS, INC., AS LESSEE,
                    AND 611 INDUSTRIAL WAY, L.L.C., AS LESSOR
                     _______________________________________

          References to "Premises" shall mean the premises leased by Lessee; references to "Building" shall mean the building of which the Premises form a part; references to "Real Property" shall mean the entire tax lot and all the improvements thereon of which the Building and Premises form a part; references to "Lease" shall mean the lease to which this rider is attached; references to "Lease Documents" shall mean the Lease, this rider, any Rules and Regulations issued by Lessor and any other applicable documents, exhibits, or schedules which may be part of the Lease; reference to "Lease Term" shall mean the duration of the initial term and all renewal or extension periods provided for in the Lease; and reference to "Business Day" shall mean all days other than Saturdays, Sundays, and legal holidays.

          Any term or provision contained in the Lease to the contrary notwithstanding:

          1. In the event of any inconsistency among the Lease Documents, the terms and conditions of this rider shall prevail over the Lease, including any other riders, exhibits or schedules, and the terms and conditions of the Lease, including any exhibits or schedules, shall prevail over the Rules and Regulations established by Lessor.

          2.   Intentionally Omitted.

          3. Lessor represents that, during the Lease Term, it will maintain and operate the Building in a manner consistent with the office buildings in the vicinity of the Real Property.

          4. Lessor represents that the HVAC systems serving the Premises will be sufficient to maintain temperatures within the Premises below 75 degrees Fahrenheit and above 70 degrees Fahrenheit.

          5. Lessee shall have 24 hour / 7 day a week access to the Premises and during all such times HVAC service shall be available to Lessee.

          6. Lessor shall be responsible for maintenance, repairs and replacements to the Premises (except those necessitated by Lessee's negligence) associated with (a) correcting all defects in construction of the work specified in Exhibit B; (b) correcting defects in construction to the Premises and the Building (except for the construction set forth in Exhibit C);
               (c) maintaining (including snow, ice and debris removal), repairing, replacing and repainting/re-striping, paving, curbs, walkways, parking areas, and driveways; (d) real estate taxes (except as set forth herein as to increases in real estate taxes) assessments and other governmental charges levied or assessed on the Building; (e) maintaining, repairing and replacing the landscaping on or about the Real Property; and (f) the Building not otherwise specifically assumed by Lessee in this Lease.

          7. Lessor shall use its reasonable good faith efforts to perform all maintenance, repairs and replacements which Lessor is obligated to perform pursuant to the terms of this Lease (i) in a good and workman like manner and (ii) as promptly as practically possible. In the event that Lessor shall fail to provide any essential service required in the Lease Documents to be provided by Lessor, which failure results in Lessee's use of the Premises being materially impaired for thirty (30) days after Lessee provides Lessor of written notice of same (provided, however, that conditions which reasonably require more than thirty (30) days to cure, Lessor shall be required to commence and reasonably proceed with curing same and Lessee may not exercise the remedy set forth below if Lessor commences and proceeds to cure such condition during such thirty (30) day time period) Lessee shall have the right to take any one or more of the following actions: to terminate the Lease, upon five (5) days advance notice to Lessor, to make essential repairs itself and deduct the cost thereof from rent due, to sue for damages, or to sue Lessor for specific performance of its obligations.

          8. During the twelve (12) month period commencing on the Commencement Date (the "Lessor HVAC Period"), Lessor shall procure and maintain a service contract for the inspection, service, maintenance and repair of the HVAC (the inspection pursuant to such contract shall be made at least quarterly). The identity of the contractor and the terms and conditions of the contract shall be subject to Lessee's reasonable approval. Copies of reports and inspections made thereunder shall be promptly supplied to Lessee.

               Upon the conclusion of the Lessor HVAC Period through the termination of the Lease Term, Lessee shall procure and maintain a service contract for the inspection, service, maintenance and repair of the HVAC (the inspection pursuant to such contract shall be made at least quarterly). The identity of the contractor and the terms and conditions of the contract shall be subject to Lessor's reasonable approval. Copies of reports and inspections made thereunder shall be promptly supplied to Lessor.

          9. Upon termination of the Lease, Lessee shall be entitled to remove all of its personal property and trade fixtures (including, but not limited to, the four unit Task U.S.A., Inc. air handling system installed by Lessee consisting of two TSCO43-OD blower units, one TSEO53FJ heating/cooling/humidity control unit and one SRCF48-UO3D condensing unit), provided that it restores the Premises to its condition at the Commencement Date (as defined below), reasonable wear and tear and subsequent alterations approved by Lessor excepted. In no event shall Lessee be required to paint, paper or resurface any wall, floor, ceiling or other finishes.

          10. Any right of Lessor to incur any expense or obligation for which it may charge Lessee or to exercise any right to store, remove or sell Lessee's personal property may be exercised only upon ten
               (10) days' advance written notice to Lessee, such notice giving Lessee the opportunity to undertake the work or otherwise take such actions as will eliminate the necessity for Lessor to incur such expense or obligation or exercise such right.

          11. Lessee shall have the right to make non-structural alterations to the Premises costing up to $30,000 in any instance without Lessor's prior consent; provided, however, Lessee must obtain Lessor's consent, which shall not be unreasonably withheld, if Lessee desires to excavate any part of the floor of the Premises or cut open or make any exterior alterations to the roof of the Premises. Notwithstanding the foregoing, Lessee shall provide Lessor notice of all such alterations and such notice shall include a brief description of any such alterations. Alterations costing in excess of $30,000 in any instance will require Lessor's consent, which will not be unreasonably withheld or delayed.

          12.  Intentionally omitted.

          13. Any right of Lessor to make alterations or improvements to the Premises shall be exercised only if the making of such alterations or improvements will not unreasonably disturb Lessee's use and occupancy of the Premises.

          14. Any right of entry into the Premises granted to Lessor for repairs, alterations or other purposes shall be exercised with prior written notice to Lessee (except in the case of emergency) and in a reasonable manner.

          15. In the event of a taking by public authority or otherwise which permanently reduces the area of the Premises so that it is rendered unfit, in Lessee's reasonable opinion, for Lessee's purposes, Lessee shall have the right to terminate the Lease.

               Lessee and anyone claiming under it at its and their expense may, jointly with Lessor, claim and prove, if so allowed, in the proceedings related to any condemnation awards, and may receive therefrom such portion thereof as represents the value of the alterations, additions, installations and improvements made by or for the account of Lessee (except any such alterations, additions, installations and improvements set forth on Exhibit "C" to the Lease) and anyone claiming under it in the Premises, but not more than the total expenditures for such alterations, additions, installations and improvements less depreciation from the respective date of the making of such alterations, additions, installations or improvements to the date of the taking, computed on a straight line basis over the term of the Lease or the useful life of such item, which ever is shorter. Furthermore, notwithstanding the foregoing provisions, Lessee and anyone claiming under it shall be entitled to appear, claim, prove and receive, if allowed, an award for personal property, relocation and moving expenses.

          16. Lessor shall have the right to exercise the remedies provided in the Lease only if (a) any default by Lessee in the payment of rent shall not be cured within ten (10) days of the date such payments is due, or (b) a default by Lessee in the performance of any other obligation under the Lease, or the existence of a condition considered to be an event of default by Lessee under the Lease, which shall not be cured within thirty (30) days of written notice thereof by Lessor to Lessee, provided, however, that for defaults or conditions which reasonably require more than thirty (30) days to cure, Lessee shall be required to commence and reasonably proceed with curing same and Lessor may not exercise such remedies if Lessee commences and proceeds to cure such defaults or conditions.

               The term "default" or "event of default" as used in the Lease Documents shall refer either (a) to Lessee's wrongful failure to pay rent when due or (b) any material failure of Lessee to perform its obligations or cure a condition deemed to be an event of default under the Lease Documents.

          17. Lessor shall have the obligation to reasonably mitigate its damages in the event of any default by Lessee in its obligations under the Lease Documents.

          18. Any subordination provision contained in the Lease, relating either to ground leases or mortgages, is subject to the express condition that so long as Lessee is not in material default under the Lease Documents (a) Lessee will not be made a party in any action or proceeding brought by any person having rights superior to Lessee to recover possession of the Premises or to foreclose any mortgage or for any other relief sought, and (b) Lessee's possession hereunder shall not be disturbed. Lessor agrees to deliver to Lessee letters or agreements from any holder of rights superior to Lessee, including mortgagees and ground lessors, recognizing Lessee's rights hereunder, such delivery to take place prior to the Commencement Date. Such letters or agreements shall be in the form regularly used by any such mortgagee or ground lessor for the purpose of providing tenants the non-disturbance protections set forth above.

          19. The parties contemplate that the Term shall commence on January 1, 1999; provided, however, the Lease Term shall only commence upon the substantial completion of Lessor's Work (excluding (i) Lessor's obligation to repave and restripe the paving areas identified in Exhibit "B" which repaving and restriping will be completed on or before May 15, 1999 and (ii) Lessor's obligation to install exterior dri-vit on and around the exterior of the Premises and the exterior portion of the Building now occupied by Premium Coffee which will be completed on or before May 15, 1999; provided, however, Lessor shall, prior to January 1, 1999, apply a skim coat of concrete on all exterior portions of the Building where dri-vit does not currently exist (excluding the roof and the rear (south side) of the Building) and paint same a color consistent with the color of the existing dri-vit. It is understood that Lessor has no obligation to install exterior dri-vit or a skim coat of concrete on the rear (south side) of the Building, however, Lessor shall be obligated to (i) paint the rear (south side) of the Building prior to January 1, 1999 (such paint to be of a color consistent with the other exterior portions of the Building) and (ii) repaint the rear (south side) of the Building when same is in need of repainting. Lessor shall notify Lessee in writing when Lessor's Work is substantially completed. The Lease Term shall commence on the tenth (10th) Business Day following Lessee's receipt of such notice (the "Commencement Date"). In the event Lessor's Work is not substantially complete by February 1, 1999, subject to extensions for delays caused by Lessee, Lessee shall have the right to terminate the Lease by written notice to Lessor, whereupon the Lease shall be null and void and all moneys paid by Lessee shall be refunded by Lessor. Lessor shall perform Lessor's Work in a first class, workmanlike manner. If there are any latent defects or "punch list" items, Lessor agrees to correct them within thirty (30) days following notice from Lessee after Lessee occupies the Premises. In no event shall Lessee be obligated to pay any amounts of Base Rent or Additional Rent until such time as Lessor's Work is substantially complete. During all such times while Lessee is performing fix-up, furnishing and other preparations for occupancy, all of the terms and conditions of this Lease shall be effective except for those calling for the payment of Rent or Additional Rent.

          20. Lessee should be permitted to, and will not be deemed in occupancy by virtue of, performing Lessee fit-up, furnishing and other preparations for occupancy prior to the Commencement Date. During all such times while Lessee is performing fit-up, furnishing and other preparations for occupancy, all of the terms and conditions of this Lease shall be effective except for those which call for the payment of Rent or Additional Rent. After the execution of this Lease, Lessee shall be permitted to occupy and operate its business out of the approximately seven thousand (7,000) square feet of the Premises (the "Land Tech Space") which is identified as the "Demised Premises" or "Premises" under that certain Lease, dated January 15, 1998, by and between Lessor and Land Tech Remedial, Inc. (the "Land Tech Lease"). During all such times while Lessee is occupying the Land Tech Space, all of the terms and conditions of this Lease shall be effective except for those which call for the payment of Rent or Additional Rent, provided however, during all such times that Lessee is in occupancy of the Land Tech Space, Lessee shall pay to Lessor that "Basic Rent" due under the Land Tech Lease (the "Land Tech Rent"), provided, further, however, Lessee's obligation to pay the Land Tech Rent shall cease on the earlier of (i) the date on which this Lease terminates or (ii) the date on which Lessee begins making payments of Rent and/or Additional Rent under this Lease.

          21. "Additional Rent" as referred to in the Lease shall not include the following: (a) the cost of construction of any improvements on the Real Property, including any addition, alteration or refurbishing of space leased to other lessees in the Building;

               (b) expenses for repairs or other work occasioned by fire, windstorm or other casualty in excess of a reasonable deductible amount provided in Lessor's insurance policy; (c) expenses incurred in leasing or procuring new lessees for the Building (e.g. commissions, advertising, renovation and legal); (d) legal expenses in enforcing the terms of any lease other than this Lease; (e) interest or principal amortization payments on any mortgage; (f) any corporate franchise or net worth taxes, income taxes (state and federal), personal property taxes, excess profit taxes, license, inspection and permit fees; (g) any expenses incurred for which Lessor has a right of reimbursement from a lessee in the Building; (h) claims paid by Lessor in satisfaction or settlement of liability in tort; (i) any payments to the ground lessor; and (j) depreciation of the Building or other improvements located on the Real Property.

          22. All policies of insurance shall be issued by insurers authorized to conduct that type of insurance business in New Jersey, which shall at all times, have policy holders rating of "A", or better, and financial rating of "VII", or better, in the then current edition of Best's Insurance Guide.

               Lessor represents and warrants that the real estate taxes assessed against the Building and Real Property in both the current and prior year were based upon the Real Property being fully assessed and taxed without special arrangements, preferences, abatements or similar treatment. Upon Lessee's request, Lessor agrees promptly to provide such reasonable substantiation of any payments beyond the fixed monthly rent claimed to be due from Lessee resulting from claimed increases in real estate taxes and insurance. In no event shall Lessee be responsible for payments beyond the fixed monthly rent resulting from an assessment for improvements on the Real Property which are not of general benefit to the Lessees in the Building.

          23.  Intentionally Omitted.

          24. Nothing contained in the Lease Documents shall be construed to absolve Lessor from responsibility for acts of negligence, gross negligence or willful misconduct of its agents, employees, servants or others acting on its behalf.

          25. Lessee shall not be liable to Lessor with respect to any damages suffered by Lessor which are actually covered by insurance carried by Lessors. The parties agree that each hereby waives any claim it might have against the other for loss, damage or destruction with respect to its property, by fire or other casualty that is actually generally insured against under the terms of standard fire and extended coverage insurance policies. The parties agree to obtain waiver of subrogation clauses in their respective insurance policies, such clauses extending to the other party and its employees and agents.

          26. Lessor shall defend, indemnify and save harmless Lessee and Lessee's owners, principals, directors, officers, representatives, agents and employees ("Indemnified Persons") against and from any losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including reasonable attorney's fees) which may be suffered by any
               Indemnified Person or asserted by third persons against any Indemnified Person and which arise directly or indirectly relating to the presence of any Existing Environmental Conditions (as defined below) within any portion of the Real Property.

          27.  Intentionally Omitted.

          28. Subject to all applicable municipal ordinances, Lessee shall be entitled to place a sign on the door to the Premises indicating Lessee's name. Subject to all applicable municipal ordinances and Lessor's prior written consent, which consent will not be unreasonably withheld, Lessee shall be entitled to place a sign indicating Lessee's name located on the exterior of the Building. Lessee shall also be entitled to have its name appear on the monument sign located on the Real Property. Lessee's name shall appear second from the top on such monument sign and be of a size and color reasonably consistent with the names of the other lessees on the monument sign.

          29.  Intentionally Omitted.

          30. Notwithstanding any provision in the Lease Documents to the contrary (a) Lessor shall indemnify and hold Lessee harmless for any environmental conditions now existing in or around the Premises and for such conditions arising during the Lease Term to the extent not resulting from any act or omission of Lessee ("Existing Environmental Conditions") and (b) Lessee shall have no responsibility for Existing Environmental Conditions. Lessor assumes all responsibility for Existing Environmental Conditions and for compliance with all requirements of governmental agencies in connection therewith. Lessor shall hold Lessee harmless from any losses, costs, expenses, remediation orders, fines, assessments or penalties of any kind which might be incurred by or imposed against Lessee by governmental agencies as a result of Existing Environmental Conditions. To the extent applicable or required relating to Existing Environmental Conditions, Lessor shall indemnify and hold Lessee harmless all costs and expenses relating to compliance with ISRA (except in those instances when ISRA Compliance is necessitated as a result of Lessee's actions), including (i) obtaining from NJDEP a "Letter of "Non-Applicability", (ii) submitting to and obtaining the approval by NJDEP of a "Negative Declaration," or (iii) obtaining the issuance by NJDEP of a "No Further Action Letter" pursuant to ISRA and applicable regulations, guidance and guidelines implementing ISRA ("ISRA Requirements") and other environmental requirements.

          31. Any and all approvals and consents required to be obtained by Lessee from Lessor as provided in the Lease Documents shall not be unreasonably withheld by Lessor.

          32. Lessee shall comply with all Rules and Regulations of uniform applicability and application.

          33. Any payment required by the Lease to be made by Lessee to Lessor for legal expenses, attorney's fees or similar purposes shall only be required in the event that Lessor brings an action or proceeding against Lessee to enforce Lessor's rights under the Lease and then only as follows:

               In the event that either party should bring suit against the other because of the breach of any provision of the Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party.

          34. Lessor acknowledges that, at Lessee's option, Lessee may cause mm-Tech, Inc. a wholly-owned subsidiary of Lessee ("mm-Tech"), to occupy the Premises on behalf of Lessee and, in such case, any all signs or other indicia of occupancy shall evidence the occupation of the Premises by mm-Tech. Lessor hereby waives any breach of this Lease that may be caused by mm-Tech's occupation of the Premises.

          35. Lessee's sole obligation with respect to the commencement and completion of Lessee's Work shall be that, provided the Lease remains in full force and effect from the Commencement Date through December 31, 2003, Lessee shall complete on or before December 31, 2003 (i) all Lessor's Work contemplated to occur on or about the approximate 7,000 square feet of space identified as the "Land Tech" space on Exhibit A and (ii) complete a fit-out of at least fifty percent (50%) of the remaining portion of the Premises consisting of the work described in Exhibit C.




                            SIGNATURE PAGE TO FOLLOW

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                        611 INDUSTRIAL WAY WEST, L.L.C.



                                        By:/s/Gerald Shulman
                                           __________________________________
                                           Gerald Shulman, Manager

                                        LOGIMETRICS, , INC.


                                        By:/s/Norman Phipps
                                           __________________________________
                                           Norman Phipps, President &
                                           Chief Operating Officer